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                                                                       Exhibit 8

                        [SHEARMAN & STERLING LETTERHEAD]





                                February 2, 2000



To the Board of Directors of
Eaton Corporation


  Medium Term Notes -- Registration Statement/U.S. Federal Income Tax Opinion


Ladies and Gentlemen:

                  We are acting as special U.S. federal income tax counsel for Eaton Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Prospectus Supplement to a Prospectus, contained in the Company's combined Registration Statement on Form S-3 and Amendments Nos. 1 and 2 to the Registration Statement No. 333-74355 (the "Registration Statement"), filed with the Commission on the date hereof. In connection with this opinion, we have reviewed the Prospectus dated November 10, 1999 and the Prospectus Supplement dated February 2, 2000. The Prospectus Supplement relates to the offering by the Company of its Medium Term Notes
(the "Notes") in an aggregate principal amount of up to $800,000,000.

                  Based upon and subject to the foregoing and consideration of applicable law, we are of the opinion that the discussion in the Prospectus Supplement under the caption "United States Taxation" accurately describes, subject to the limitations set forth therein, the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

                  We express no opinion as to any tax laws other than the federal income tax laws of the United States of America.
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                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the first paragraph under the caption "United States Taxation" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                                         Very truly yours,



                                                         /s/ Shearman & Sterling